UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 28, 2012
Date of Report (Date of earliest event reported)

PLURES TECHNOLOGIES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	1-12312	95-3880130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5297 Parkside Drive
Canandaigua, NY 14424
(Address of principal executive offices) (Zip Code)

(888) 666-0767
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 28, 2012, the Board of Directors of the Company elected Harmandip Kullar, age 49, as Chief Financial Officer of the Company.  From October 2011 to February 2012, Mr. Kullar was engaged in rendering financial services to the Company.  From June 2007 to October 2011, Mr. Kullar was engaged in rendering treasury and financial reporting services to Avon Automotive, Inc., an international automotive component manufacturer.  Prior thereto and for more than 15 years, Mr. Kullar rendered financial and accounting services for a variety of companies based principally in the United Kingdom.  In addition to accounting and financial services, Mr. Kullar has extensive experience in business turnaround and development activities.  Mr. Kullar holds a BA degree in accounting, with honors from the University of Central Lancashire
.

Item 8.01                      Other Events

In December 2011, the Board of Directors approved the Plures Technologies, Inc. 2011 Stock Option Plan (the “Plan”).  600,000 shares of common stock had been reserved for issuance under the Plan.  On February 28, 2012, the Board of Directors increased the shares subject to the Plan to 750,000 shares of common stock.

Item 9.01                      Financial Statements and Exhibits

99.1	Plures Technologies, Inc Amended and Restated. 2011 Stock Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 29, 2011	Plures Technologies, Inc.

By: /s/ David R. Smith
David R. Smith
CEO